SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report: September 14, 2006
                       (Date of earliest event reported)

                            CARSUNLIMITED.COM, INC.
             (Exact name of registrant as specified in its charter)


        Nevada                     000-28195               11-3535204
        ------                     ---------               ----------
     (State or other            (Commission File         (IRS Employer
jurisdiction of incorporation)      Number)             Identification No.)


         305 Madison Avenue, New York, NY                    10165
         --------------------------------                    -----
      (Address of principal executive offices)             (zip code)


Registrant's telephone number, including area code       (212) 986-0886
                                                          -------------
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

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Item 4.01       Changes in Registrant's Certifying Accountant.

     On September 13, 2006, the Registrant dismissed Sherb & Co. LLP as its principal independent public accountant, and engaged Rothstein, Kass & Co., PC as its new principal independent accountant. This decision was approved by the Board of Directors of Registrant. Sherb & Co LLP audited the Registrant's financial statements for the fiscal year ending December 31, 2005. Bloom & Co. LLP was the Registrant's principal independent public accountant for the fiscal year ending December 31, 2004.

     The Company's financial statements for the year ended December 31, 2005 were prepared assuming that the Company will continue as a going concern. As described in Note 4 to those financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

     During the Registrant's most recent fiscal year and the six month period ended June 30, 2006, there have been no disagreements or reportable events with Sherb & Co. LLP on any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sherb & Co. LLP would have caused them to make reference thereto in their reports on the financial statements for such year. Sherb & Co. LLP's report on the Registrant's financial statements for the Registrant's most recent fiscal year did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's most recent fiscal year and the six month period ended June 30, 2006, the Registrant has not consulted with Sherb & Co. LLP regarding any matters or reportable events described in Items 304 (a)(2)(i) and
(ii) of Regulation S-B.

     The Registrant has provided to Sherb & Co. LLP a copy of the disclosures made in this Form 8-K and has requested that Sherb & Co. LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Sherb & Co. LLP's letter dated September 13, 2006 is attached to this report as Exhibit 16.1.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

     On August 9, 2006, Innopump, Inc., a Nevada Corporation ("Innopump") closed on an Agreement and Plan of Merger ("Merger Agreement") by and among, Innopump, the Registrant and its subsidiary, Pump Acquisition Corp., ("PAC"), as a result of which, the Innopump shareholders then owned 93.25% of the Registrant. The Merger was accounted for as a reverse merger (recapitalization) with Innopump deemed to be the accounting acquirer. The Merger Agreement was previously reported in the Registrant's Current Report on Form 8-K filed August 11, 2006 which included proforma and audited financial statements of Innopump for the fiscal years ended June 30, 2005 and 2004 and proforma and unaudited financial statements for the nine months ended March 31, 2006.

     On September 13, 2006, the Registrant elected to change its fiscal year from the twelve month period ending December 31 to a twelve month period ending June 30. The Registrant will file an amendment on Form 8K/A, amending its Report on Form 8-K dated August 9, 2006, that will contain proforma and audited financial statements of Innopump, the accounting acquirer, for the fiscal year ended June 30, 2006 which will be due on or before October 13, 2006. In accordance with the position of the Accounting Staff Members in the SEC's Division of Corporation Finance as expressed in "Division of Corporation
Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance" dated March 31, 2001, no transition period report will be filed because the Registrant elected to adopt the fiscal year of its accounting acquirer.


Item 9.01       Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit 16.1 Letter from Sherb & Co., LLP

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CARSUNLIMITED.COM, INC.
Date: September 14, 2006
                                          By: /s/ Geoffrey Donaldson
                                          --------------------------
                                          Geoffrey Donaldson
                                          Chief Executive Officer